UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2006

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 2, 2006, Exelixis, Inc. issued a press release announcing financial results for the quarter ended September 30, 2006. A copy of such press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this report, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Exelixis, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished in this report, including the exhibit hereto, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished by Regulation FD or that the information or exhibit in this report contains material information that is not otherwise publicly available.

Use of Non-GAAP Financial Information

Exelixis provides both GAAP and non-GAAP financial measures in the press release to illustrate the company’s results from operations. The non-GAAP measures exclude certain non-cash charges, including (a) stock-based compensation expense and (b) amortization of purchased intangibles related to business combinations. Exelixis’ management believes the non-GAAP results are a useful measure of the company’s results from continuing operations because, in management’s view, it provides an additional tool to investors to evaluate the company’s continuing operations, including its ability to meet future obligations. These non-GAAP results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies.

Item 7.01	Regulation FD Disclosure

The information set forth in Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events

The Company has suspended enrollment of new patients into the XL999 clinical trial program until further data have been collected and analyzed. The Company suspended enrollment after a preliminary review of patient data relating to adverse events for the month of October showed an apparent increase in the rate of serious cardiovascular events compared to the period prior to October. Four out of the 14 patients enrolled in the XL999 clinical program during October experienced serious cardiac adverse events. The Company was notified of the first of these on October 12. The majority of cardiac adverse events seen in the total patient population of the XL999 program to date improved following discontinuation. The events included reductions in left ventricular ejection fraction and ECG changes. Three of the four patients were in the trial for AML and one was in an ovarian cancer trial. Patients with AML often are treated with anthracyclines, which are cardiotoxic and may make patients more susceptible to subsequent cardiac events. However, at this time, the Company has not completed its review of the patient histories, and the absolute numbers are small, so no definite conclusions can be drawn. The Company is in the process of collecting and reviewing data. Patients currently enrolled in the trial continue to receive treatment. The XL999 clinical program consists of six separate trials in colon, non-small cell lung and ovarian cancers, renal cell carcinoma, multiple myeloma, and acute myelogenous leukemia.

A copy of the Company’s press release relating to these events is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1	Financial Press release issued November 2, 2006.

99.2	Press release issued November 2, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 2, 2006

Exelixis, Inc.

/s/ Christoph Pereira
Christoph Pereira
Vice President, Legal Affairs and Secretary

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EXHIBIT LIST

Exhibit No.	Description

99.1	Financial results press release issued November 2, 2006.
99.2	Press release issued November 2, 2006.

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